EXHIBIT 4.6

                              ______________, 1997
ConSyGen, Inc.
c/o John G. Nossiff, Jr., Esq.
Brown, Rudnick, Freed & Gesmer
One Financial Center
Boston, MA  02111

ATTN:  Ronald I. Bishop, President and Chief Executive Officer

         Re:      ConSyGen, Inc.
                  ------------------

Ladies and Gentlemen:

         The undersigned hereby subscribes to the immediate acquisition of _______ shares of Common Stock, $.003 par value (the "Securities"), of ConSyGen, Inc., a Texas corporation (the "Company"), at a per share price of U.S. $______ for aggregate consideration of U.S. $___________ The undersigned is delivering herewith to the Escrow Agent (defined below) at the above address U.S. $__________ by certified check or federal funds wire transfer to the following account:

         BANK:             FLEET PRIVATE BANKING
         ABA:              011000138
         SWIFT CODE:       FLTBUS3B  (For international wires only)
         CITY:             BOSTON
         STATE:            MASSACHUSETTS
         ACCOUNT #:        93568 68063
         ACCOUNT NAME:     BROWN, RUDNICK, FREED & GESMER, CLIENT
                           TRUST FUND
                           ATTN:  JOHN G. NOSSIFF, JR.

         ORIGINATION OF FUNDS:

         BANK:_______________________________________________

         CITY:_______________________________________________

         STATE:______________________________________________

         AMOUNT OF FUNDS WIRED:______________________________

GIVE FOLLOWING INSTRUCTIONS TO ORIGINATING BANK:
------------------------------------------------

         Originating Bank should instruct Fleet Private Banking to notify BRF&G Accounting Department upon receipt of the funds - Use Code CSGI.










         There is no minimum offering amount. Pending acceptance of this subscription, the funds delivered herewith will be held in escrow by Brown, Rudnick, Freed & Gesmer, counsel to the Company (the "Escrow Agent"), in an interest-bearing account. In the event the funds are not received by the Closing Date (August 29, 1997, unless extended by the Company) or the Company rejects this subscription (which the Company reserves the right to do in its sole discretion), the Company shall cause the Escrow Agent to return the funds to the subscriber with interest earned thereon. Upon the Company's acceptance of this subscription, the Company shall deliver the Securities to the undersigned at the address indicated below and the Escrow Agent shall deliver the funds to the Company. The Escrow Agent shall have no liability to the undersigned in connection with acting as Escrow Agent, except for acts constituting fraud or willful misconduct.

         In connection with the purchase of the Securities, the undersigned acknowledges, warrants and represents to the Company as follows:

         1. The undersigned is acquiring the Securities for investment for its own account and without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to resale or any distribution of the Securities, or any portion thereof.

         2. The undersigned has knowledge and experience in financial and business matters and has consulted with its own professional representatives as it has considered appropriate to assist in evaluating the merits and risks of this investment. The undersigned has been provided with and has carefully reviewed the ConSyGen, Inc. Disclosure Memorandum dated August 26, 1997 (the "Company Information"). The undersigned has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company and, in connection with its evaluation of this investment, has, to the best of its knowledge, received all information and data with respect to the Company that the undersigned has requested. The undersigned is acquiring the Securities based solely upon (1) the Company Information; and (2) its independent examination and judgment as to the prospects of the Company.

         3. The Securities were not offered to the undersigned by means of publicly disseminated advertisements or sales literature.

         4. The undersigned acknowledges that an investment in the Securities is speculative and the undersigned may have to continue to bear the economic risk of the investment in the Securities for an indefinite period. The undersigned acknowledges that the Securities are being sold to the undersigned without registration under any state or federal law requiring the registration of securities for sale, and accordingly will constitute "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission. The transferability of the Securities is therefor restricted by applicable United States Federal and state securities laws and may be restricted under the laws of other jurisdictions.

         5. The undersigned is an "accredited investor" as such term is defined in Appendix A.

         6. In consideration of the acceptance of this subscription, the undersigned agrees that the Securities will not be offered for sale, sold or transferred by the undersigned other than pursuant to (i) an effective registration under the Securities Act of 1933, as amended ("the Act"), an exemption available under the Act or a transaction that is otherwise in compliance with the Act; and (ii) an effective registration under the securities law of any state or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

         7. The undersigned understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.

         The undersigned agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents from and against any and all costs, liabilities and expenses (including attorneys' fees) arising out of or related in any way to any breach of any representation or warranty contained herein.

         The Company agrees to file, within 45 days of Closing, a Registration Statement on Form S-1 registering the shares for resale by the undersigned. At the end of each 30 day period, after the expiration of such 45 day period, during which the Registration Statement is not filed, a fee shall be paid to the undersigned equal to two (2%) percent of the amount invested, but in no case shall such fee exceed ten (10%) percent of the amount invested. Any fee shall be payable in shares of common stock of the Company. The number of shares shall be determined by dividing the dollar amount of the fee, determined in accordance herewith, by $_______ (the per share purchase price hereunder). Any fee shall be paid with shares within ten (10) days of the due date thereof.

ACCEPTANCE OF SUBSCRIPTION                      SUBSCRIBER

ConSyGen, Inc.                                  ________________________________
                                                Name:  _________________________
                                                Address:  ______________________

By:  /s/Ronald I. Bishop                                  ______________________
     ---------------------                                ______________________
     Ronald I. Bishop, President

Dated:
         -----------------









                                   APPENDIX A

An "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 includes the following:

Organizations
-------------

        (1) A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

        (2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

        (3) A trust (i) with total assets in excess of $5,000,000, (ii) not formed for the specific purpose of acquiring the Securities, (iii) whose purchase is directed by a person who, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment.

        (4) A corporation, business trust, partnership, or an organization described in section 501(c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, and which has total assets in excess of $5,000,000.

Individuals
-----------

        (5) Individuals with income from all sources for each of the last two full calendar years whose reasonably expected income for this calendar year exceeds either of:

               (i)      $200,000 individual income; or
               (ii)     $300,000 joint income with spouse.

NOTE: Your "income" for a particular year may be calculated by adding to your adjusted gross income as calculated for Federal income tax purposes any deduction for long term capital gains, any deduction for depletion allowance, any exclusion for tax exempt interest and any losses of a partnership allocated to you as a partner.

        (6) Individuals with net worth as of the date hereof (individually or jointly with your spouse), including the value of home, furnishings, and automobiles, in excess of $1,000,000.

        (7) Directors, executive officers or general partners of the Issuer.





                             SCHEDULE TO EXHIBIT 4.6


                                                                  TOTAL
NO. OF SHARES       PRICE PER                                     SUBSCRIPTION
SUBSCRIBED          SHARE             DATE ACCEPTED               PRICE


15,000              $6.75             9/19/97                     $101,250


20,000              $5.50             9/19/97                     $110,000

 2,000              $5.00             9/19/97                     $ 10,000



15,000              $6.75             9/19/97                     $101,250

50,000              $5.60             8/27/97                     $280,000

50,000              $5.60             8/27/97                     $280,000